Exhibit 3.3

MEMORANDUM OF ASSOCIATION

OF

MOPIE (BVI) LIMITED

A COMPANY LIMITED BY SHARES

INDEX

CLAUSE		PAGES

1	Name	1

2	Status	1

3	Registered Office	1

4	Registered Agent	1

5	Capacity and Powers	1-2

6	Shares	2-3

7	Amendments	3

8	Definitions	3

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

MOPIE (BVI) LIMITED

A COMPANY LIMITED BY SHARES

1.	NAME

The name of the company is MOPIE (BVI) LIMITED.

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE

The first registered office of the Company shall be at the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands, the offices of the first registered agent. Thereafter, the Company may by a resolution of members or a resolution of directors change its registered office to take effect on the registration by the Registrar of a notice of the change.

4.	REGISTERED AGENT

The first registered agent of the Company shall be Trident Trust Company (B.V.I.) Limited. Thereafter, the Company may by a resolution of members or a resolution of directors change its registered agent to take effect on the registration by the Registrar of a notice of the change.

5.	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

	5.1.1	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

	5.1.2	for the purposes of paragraph 5.1.1, full rights, powers and privileges.

	5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	SHARES

6.1	NUMBER OF SHARES

The Company is authorised to issue a maximum of no more than 10,000,000 shares (the “Shares”). The Shares shall have no par value.

6.2	CURRENCY

Shares in the Company shall be issued in the currency of The United States of America.

6.3	CLASSES OF SHARES

The Shares shall comprise one class and series, but this shall not prejudice the right of the Company to amend this Memorandum to provide for more than one class and series of Shares.

6.4	RIGHTS, QUALIFICATIONS OF SHARES

6.4.1	Unless otherwise herein provided, each Share in the Company confers upon the holder thereof:

(i)	the right to one vote at a meeting of members of the Company or on any resolution of members of the Company;

(ii)	the right to an equal share in any dividend paid by the Company; and

(iii)	the right to an equal share in the distribution of the surplus assets of the Company.

6.4.2	The Company may by resolution of directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 4 of the Articles.

6.5	REGISTERED SHARES

The Shares shall only be issued in registered form.  The issuance of bearer shares, the conversion of registered shares to bearer shares and the exchange of registered shares for bearer shares by the Company shall not be permitted.

6.6	TRANSFER OF SHARES

6.6.1
The Company shall, on receipt of an instrument of transfer complying with the Articles, enter the name of the transferee of a Share in the Company’s register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a resolution of directors.

	6.6.2	The directors may refuse or delay registration of a transfer of Shares if the transferor of those Shares has failed to pay an amount due in respect thereof.

7.	AMENDMENTS

The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or a resolution of directors, save that no amendment may be made by resolution of directors :

7.1	to restrict the rights or powers of the members to amend the Memorandum or the Articles;

7.2	to change the percentage of members required to pass a resolution of members to amend the Memorandum or the Articles;

7.3	in circumstances where the Memorandum or the Articles cannot be amended by the members; or

7.4	to Clause 6.5 and to this Clause 7 of the Memorandum.

DEFINITIONS

The meanings of words in this Memorandum of Association are as defined in the Articles of Association annexed hereto.

We, TRIDENT TRUST COMPANY (B.V.I.) LIMITED, registered agent of the Company, of Trident Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 21st day of November, 2007:

Incorporator

TRIDENT TRUST COMPANY (B.V.I.) LIMITED

Per:SGD: LINDA ANDREWS
Linda Andrews
for and on behalf of
Trident Trust Company (B.V.I.) Limited